Exhibit 1.1

Execution Version

3,000,000 Shares

Spark Energy, Inc.

Class A Common Stock

UNDERWRITING AGREEMENT

                July 28, 2014

ROBERT W. BAIRD & CO. INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

As representatives of the several Underwriters

named in Schedule I hereto

c/o Robert W. Baird & Co. Incorporated

777 East Wisconsin Ave., Suite 2800

Milwaukee, WI 53202

Ladies and Gentlemen:

Spark Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) 3,000,000 shares (the “Firm Shares”) of the Class A common stock, par value $0.01 per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 450,000 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.

It is understood and agreed to by all parties hereto that at or prior to the Closing Date (as defined herein), the following transactions (the “Formation Transactions”) will occur:

(a) Spark Energy Ventures, LLC, a Texas limited liability company (“Ventures”), will contribute to NuDevco Retail Holdings, LLC, a Delaware limited liability company (“NuDevco Retail Holdings”), all of the membership interests in each of Spark HoldCo, LLC, a Delaware limited liability company (“HoldCo”), Spark Energy, LLC, a Texas limited liability company (“SE”), and Spark Energy Gas, LLC, a Texas limited liability company (“SEG”);

(b) Ventures will contribute its membership interests in NuDevco Retail Holdings to NuDevco Partners Holdings, LLC, a Texas limited liability company (“NuDevco Partners”);

(c) NuDevco Retail Holdings will contribute to HoldCo all of the membership interests in SE and SEG in exchange for 13,750,000 units representing non-managing membership interests in HoldCo (the “HoldCo Units”);

(d) NuDevco Retail Holdings will contribute 137,500 HoldCo Units to NuDevco Retail, LLC (“NuDevco Retail”) as a capital contribution;

(e) NuDevco Retail Holdings will contribute 2,778 HoldCo Units to the Company in exchange for a $50,000 note;

(f) HoldCo will amend its limited liability company agreement to admit the Company as the sole managing member of HoldCo;

(g) the Company will issue 10,750,000 shares of Class B common stock in the Company to HoldCo, and HoldCo will distribute 99% of the shares of Class B common stock to NuDevco Retail Holdings and 1% of the shares of Class B common stock to NuDevco Retail;

(h) the Company, HoldCo, NuDevco Retail Holdings and NuDevco Retail will enter into a Tax Receivable Agreement, dated the Closing Date (as defined herein) (the “Tax Receivable Agreement”) and the Company, NuDevco Retail Holdings and NuDevco Retail will enter into a Registration Rights Agreement, dated the Closing Date (the “Registration Rights Agreement” and, together with this Agreement and the Tax Receivable Agreement, the “Operative Agreements”); and

(i) the Company, SE, SEG and HoldCo will enter into a revolving credit agreement with a syndicate of lenders (the “Credit Facility”).

The Company, NuDevco Retail Holdings and NuDevco Retail confirm as follows their respective agreements with the Representatives and the several other Underwriters.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

(a) A registration statement on Form S-1 (File No. 333-196375) in respect of the Shares and one or more draft registration statements and pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and any request on the part of the Commission for additional information from the Company has been satisfied in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act;

(b) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof. No order preventing or suspending the use of any Preliminary Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. No document has been prepared or delivered in reliance on Rule 434 under the Securities Act.

Each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

(c) For the purposes of this Agreement, the “Applicable Time” is 6:25 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectuses and Written Testing-the-Waters Communications (as hereinafter defined), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or

the Prospectus and each such Issuer Free Writing Prospectus and/or Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof;

(d) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has been declared effective;

(e) At the time of filing the Initial Registration Statement and at the Applicable Time, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act;

(f) The Company has been duly incorporated and is validly existing as a corporation, in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”);

(g) NuDevco Retail Holdings has been duly formed and is validly existing as a limited liability company, in good standing under the laws of the State of Texas, with full power and authority (limited liability company and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, members’ equity or results of operations of NuDevco Retail Holdings;

(h) NuDevco Retail has been duly formed and is validly existing as a limited liability company, in good standing under the laws of the State of Texas, with full power and authority (limited liability company and other) to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under the Operative Agreements to which it is a party, and has been duly qualified as a foreign limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, members’ equity or results of operations of NuDevco Retail;

(i) Each of HoldCo and each of its subsidiaries (collectively, the “Subsidiaries” and each a “Subsidiary”) has been duly incorporated, formed or organized, as applicable, and is validly existing as a corporation, limited liability company, general or limited partnership or other organization, as applicable, in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, with full power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus and to perform its obligations under the Operative Agreements to which it is a party, and has been duly qualified as a foreign corporation, limited liability company, general or limited partnership or other organization, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock, member interests, general or limited partner interest or other ownership interests of each Subsidiary have been duly and validly authorized and issued, is fully paid and non-assessable (except, in the case of a limited liability company or limited partnership, as such non-assessability may be affected by applicable law) and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (“Lien”) (other than Liens arising under or in connection with the Credit Facility or Liens that will otherwise be terminated prior to the Closing Date);

(j) All of the issued and outstanding HoldCo Units that are owned by NuDevco Retail Holdings have been duly and validly authorized and issued, and are fully paid and nonassesable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and are owned by NuDevco Retail Holdings free and clear of any Lien;

(k) All of the issued and outstanding HoldCo Units that are owned by NuDevco Retail have been duly and validly authorized and issued, and are fully paid and nonassesable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and are owned by NuDevco Retail Holdings free and clear of any Lien;

(l) All of the issued and outstanding HoldCo Units that are owned by the Company, have been duly and validly authorized and issued, and are fully paid and nonassesable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and are owned by the Company free and clear of any Lien (other than Liens arising under or in connection with the Credit Facility or Liens that will otherwise be terminated at Closing);

(m) All of the issued and outstanding shares of Class B Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by NuDevco Retail Holdings and NuDevco Retail free and clear of any Lien;

(n) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Pricing Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive or similar rights;

(o) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;

(p) This Agreement has been duly authorized, executed and delivered by each of the Company, NuDevco Retail Holdings and NuDevco Retail;

(q) At the Closing Date and each Option Closing Date (as each such term is defined herein), (i) each Operative Agreement will have been duly authorized, executed and delivered by each of the parties thereto and will be a valid and legally binding agreement of each of the parties thereto, enforceable against each such party in accordance with its terms, (ii) the Second Amended and Restated Limited Liability Company Agreement of HoldCo will have been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, (iii) the Limited Liability Company Agreement of Spark Energy Gas, LLC will have been duly authorized, executed and delivered by HoldCo and will be a valid and legally binding agreement of HoldCo, enforceable against HoldCo in accordance with its terms and (iv) the Limited Liability Company Agreement of Spark Energy, LLC will have been duly authorized, executed and delivered by HoldCo and will be a valid and legally binding agreement of HoldCo, enforceable against HoldCo in accordance with its terms.

(r) The issuance and sale of the Shares to be sold by the Company hereunder, the execution of this Agreement by each of the Company, NuDevco Retail Holdings and NuDevco Retail and the compliance by each of the Company, NuDevco Retail Holdings and NuDevco Retail with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries is a party or by which the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries is bound or to which any of the property or assets of the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares to be sold by the Company hereunder or the consummation by the Company, NuDevco Retail Holdings or NuDevco Retail of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(s) KPMG, LLP, who has certified certain financial statements of the Company and the Subsidiaries is an independent public accounting firm as required by the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes thereto, included in the Registration Statement and the Pricing Prospectus, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at and as of the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Pricing Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement and the Pricing Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with Regulation S-X promulgated under the Securities Act and the Commission’s other rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and presents fairly in all material respects the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, or the Pricing Prospectus under the Securities Act or the Rules and Regulations. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are not described in the Registration Statement, and the Pricing Prospectus. All disclosures contained in the Registration Statement and the Pricing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G promulgated under the Exchange Act and Item 10 of Regulation S-K promulgated under the Securities Act, to the extent applicable;

(t) Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, other than as set forth or contemplated in the Pricing Prospectus (1) there has not been any change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries, (2) there has not been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, that are material to the

Company and the Subsidiaries, considered as one enterprise or (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus;

(u) None of the Company, NuDevco Retail Holdings, NuDevco Retail nor any of the Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws (or other organization documents) or (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries, or (iii) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries, or (iv) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (ii), (iii) and (iv), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(v) Each of the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary; and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(w) Other than as set forth in the Pricing Prospectus, there is no action, suit, proceeding, inquiry or investigations before or brought by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over any of the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries or any of their respective properties, assets or operations or self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Stock Market LLC) now pending or, to the knowledge of any of the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries, threatened, against any of the Company, NuDevco Retail Holdings, NuDevco Retail or any of the Subsidiaries, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Tax Receivable Agreement, or which are required to be described in the Registration Statement or the Pricing Prospectus;

(x) Each of the Company and each of the Subsidiaries possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by each of them; each of the Company and each of the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(y) Each of the Company and each of the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except to the extent that the failure to own, possess or have other rights in such Intellectual Property would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

(z) No labor dispute with the employees of any of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is imminent, and none of the Company or any of the Subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of their respective principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect;

(aa) The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the respective businesses in which they are engaged; none of the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it or any Subsidiary will not be able to renew its or their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect;

(bb) The Company and each of the Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(cc) Except as set forth or contemplated in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, (a) the Company has not been advised of (1) any material weaknesses or significant deficiencies in the design or operation of internal controls that could reasonably be expected to adversely affect the ability of the Company and each of the Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of the Subsidiaries, and (b) since that date, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 (e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective;

(ee) All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (or extensions have been obtained with respect thereto) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(ff) There are no statutes, regulations, documents or contracts of a character required to be described in the Registration Statement or the Pricing Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;

(gg) Except as described in the Registration Statement or the Pricing Prospectus, neither the Company nor any of the Subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim, individually or in the aggregate, would have a Material Adverse Effect; and, to the best of the Company’s knowledge, no pending investigation which might lead to such a claim exists or has been threatened;

(i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability, that is maintained, administered or contributed to by the Company or any Subsidiary for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, that would have or may reasonably be expected to have a Material Adverse Effect;

(hh) None of the Company nor any of the Subsidiaries, or any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(ii) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, with which the Company is required to comply as of effectiveness of the Registration Statement;

(jj) Except as described in the Pricing Prospectus, there are no persons with registration rights or other similar rights to have securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

(kk) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Pricing Prospectus, will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ll) The Company has not distributed and, prior to the later to occur of the Closing Date (as defined in Section 4 hereof) and completion of distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares, other than the Pricing Prospectus, the Prospectus and, subject to compliance with Section 6 hereof, any Issuer Free Writing Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act;

(mm) The statistical and market and industry-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources, and the Company has obtained the written consent to the use of such data from sources to the extent required;

(nn) The audiovisual presentation made available to the public by the Company at http://www.netroadshow.com and http://www.retailroadshow.com is a “bona fide electronic roadshow” for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Pricing Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from such presentation or Pricing Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof;

(oo) The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act);

(pp) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited in any material respect, directly or indirectly, from (1) paying any distributions to the Company or HoldCo or (2) (A) making any other distribution on such Subsidiary’s equity interests, (B) repaying to the Company any loans or advances to such Subsidiary from the Company or (C) transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(qq) The operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Subsidiaries, threatened;

(rr) None of the Company nor any of the Subsidiaries nor, to the knowledge of any of the Company, any director, officer, agent, employee, affiliate or representative or other person acting on behalf of or providing services to the Company or any Subsidiary is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Company nor any Subsidiary will directly or indirectly use the proceeds of the sale of the Firm Shares or the Option Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and

(ss) The Company and each of the Subsidiaries acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $16.83 (the “Purchase Price”), the number of Firm Shares determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereunder by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Purchase Price, the number of Option Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the number of Option Shares as to which such election shall have been exercised by the fraction set forth in clause (a) above.

The Company hereby grants to the Underwriters the right to purchase at their election up to an additional 450,000 Option Shares, at the Purchase Price. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than one or later than five business days after the date of such notice.

3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

4. The Company and the Custodian will deliver the Firm Shares to the Representatives through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the office of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 9:00 A.M., New York time, on August 1, 2014, or at such other time not later than seven full business days thereafter as Robert W. Baird & Co. Incorporated (“Baird”) and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Vinson & Elkins L.L.P. at least 24 hours prior to the Closing Date.

Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives as provided above. The Company and the Custodian will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer drawn to the order of the Company at the above office of Vinson & Elkins L.L.P., at 9:00 A.M., New York time on the applicable Option Closing Date. The certificates for the Option Securities so to be delivered will be in definitive form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of Vinson & Elkins L.L.P. at least 24 hours prior to each such Option Closing Date.

5. The Company covenants and agrees with each of the Underwriters as follows:

(a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration

Statement shall become effective, or any supplement to the Prospectus or any amended prospectus shall have been filed, to furnish the Representatives with copies thereof, and to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes; and (v) if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the Shares within the meaning of the Securities Act and (B) completion of the 180-day restricted period referred to in Section 5(j) hereof. The Company will timely effect the filings necessary pursuant to Rule 424(b) under the Securities Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, or any Issuer Free Writing Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under the securities laws of each such jurisdictions as the Underwriters, through the Representatives, may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.

(d) The Company has furnished or will deliver to the Representatives, without charge, three signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) The Company has delivered to each Underwriter, without charge, as many written and electronic copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter promptly, without charge, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act, such number of written and electronic copies of the Prospectus (as amended or supplemented) and any Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto and any Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of written and electronic copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the

Prospectus as provided in the preceding sentence promptly after the occurrence of such event. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Pricing Prospectus under the heading “Use of Proceeds”.

(i) The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares on the NASDAQ Global Market.

(j) During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Baird, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Class A Common Stock or Class B Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Class A Common Stock or Class B Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock of Class B Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Stock or Class B Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder, (2) the issuance of options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended or (3) the issuance of shares of Common Stock upon the exercise of any such options.

(k) If Baird, in its sole discretion, agrees to release or waive the restrictions set forth in a “lock-up” agreement described in Section 8(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act or the Exchange Act (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

(m) The Company will timely file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.

(n) [Reserved]

(o) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(p) If so requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of the most recent Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives and the other Underwriters to offerees and purchasers of the Shares, (ii) it shall disclose the same information as such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, as the case may be; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to such Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet generally). The Company hereby confirms that, if so requested by the Representatives, it has included or will include in the

Prospectus filed with the Commission an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of such paper Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus to such investor or representative.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule IV hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in strict conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 9(b) hereof.

7. (a) The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) any preparation, issuance and delivery of certificates for the Shares to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the fees and expenses of any transfer agent or registrar for the Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Partnership Parties and any such consultants, and 50.0% of the cost of aircraft and other transportation chartered in connection with the road show, including any aircraft owned by any officer or director of the Company (and the Underwriters will pay the remaining 50.0% of the cost of such aircraft or other transportation), (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $20,000), (viii) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Select Market; and except as otherwise expressly provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses in connection with any offers they may make and the transportation, lodging and other expenses incurred by the Underwriters on their own behalf in connection with the road show and other presentations to prospective purchasers of the Common Units.

(b) If (i) this Agreement is terminated pursuant to Section 8 (other than by reason of a default by any of the Underwriters or Sections 8(m)(i), 8(m)(iii), 8(m)(iv) or 8(m)(v)), (ii) the Company, for any reason, fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than Sections 8(m)(i), 8(m)(iii), 8(m)(iv) or 8(m)(v)), the Company agrees to reimburse the Underwriters for all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Company has elected to rely upon Rule 462(b)

under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or the Prospectus or any part thereof or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b) The representations and warranties of the Company contained herein are true as of the date hereof and shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.

(c) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company, NuDevco Retail Holdings, NuDevco Retail or any Subsidiary or (2) there shall not have been any material adverse change in or affecting the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Pricing Prospectus.

(d) the Representatives shall have received on and as of the Closing Date and each Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, satisfactory to the Representatives, to the effect (1) that the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the closing date or the Option Closing Date, as the case may be, (2) that none of the situations set forth in clause (i) or (ii) of Section 8(c) shall have occurred and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(e) On the Closing Date or Option Closing Date, as the case may be, Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel for the Underwriters may reasonably request.

(f) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, KPMG LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) On the Closing Date and each Option Closing Date, as the case may be, the Representatives shall have received from KPMG LLP a letter, dated the Closing Date and each such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 8(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such Option Closing Date, as the case may be.

(h) On the Closing Date or Option Closing Date, as the case may be, Andrews Kurth LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(i) The Shares to be delivered on the Closing Date and each Option Closing Date, as the case may be, shall have been approved for listing on the NASDAQ Global Market, subject only to official notice of issuance.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

(k) The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from each of the persons and entities listed on Schedule II hereto and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

(l) On or prior to the Closing Date and each Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.

(m) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Market; (iii) a general moratorium on commercial banking activities declared by any of Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.

9. (a) Each of the Company, NuDevco Retail Holdings and NuDevco Retail, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each of their directors, officers, employees, agents and representatives and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or

the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company, NuDevco Retail Holdings and NuDevco Retail will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 9(b) below.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and (ii) the information contained in the fifteenth, sixteenth, seventeenth, eighteenth and nineteenth paragraphs under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under Section 9(a) or 9(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 9(a), shall be selected by Baird. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, NuDevco Retail Holdings and NuDevco Retail, on the one hand and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, NuDevco Retail Holdings and NuDevco Retail, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, NuDevco Retail Holdings and NuDevco, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, NuDevco Partners, NuDevco Retail and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the parties to this Agreements contained in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

10. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, NuDevco Retail Holdings, NuDevco Retail or any of their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, NuDevco Retail Holdings, NuDevco Retail or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 8 or 10 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 7, the respective obligations of the Company, NuDevco Retail Holdings, NuDevco Retail and the Underwriters pursuant to Section 9 and the provisions of Sections 11, 12 and 15 shall remain in effect.

12. This Agreement shall inure to the benefit of and be binding upon the Company, NuDevco Retail Holdings, NuDevco Retail and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o Robert W. Baird & Co., Incorporated, 777 East Wisconsin Ave., Suite 2800, Milwaukee, Wisconsin 53202 (fax no.: 414-298-7800); Attention: Charles M. Weber. Notices to the Company shall be given to it at Spark Energy, Inc., 2105 CityWest Blvd., Suite 100, Houston, Texas 77042 (fax no.: 832-320-2943); Attention: Gil Melman. Notices to NuDevco Retail Holdings or NuDevco Retail shall be given to NuDevco Partners, LLC, 2105 CityWest Blvd., Suite 100, Houston, Texas 77042 (fax no.: 281-833-4815); Attention: Terry Jones.

14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

17. Each of the Company, NuDevco Retail Holdings and NuDevco Retail acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or NuDevco Retail Holdings and NuDevco Retail with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, NuDevco Retail Holdings or NuDevco Retail on other matters) or any other obligation to the Company, NuDevco Retail Holdings or NuDevco Retail except the obligations expressly set forth in this Agreement, and (iv) each of the Company, NuDevco Retail Holdings and NuDevco Retail has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company, NuDevco Retail Holdings and NuDevco Retail agree that each will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, NuDevco Retail Holdings or NuDevco Retail, in connection with such transaction or the process leading thereto.

18. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.

19. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, NuDevco Retail Holdings, NuDevco Retail and the Underwriters, or any of them, with respect to the subject matter hereof.

21. The Company, NuDevco Retail Holdings and NuDevco Retail and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, NuDevco Retail Holdings, NuDevco Retail and the Underwriters as of the date first written above.

Very truly yours,

SPARK ENERGY INC.

By:	/s/ Georganne Hodges
Name: Georganne Hodges
Title: Chief Financial Officer

NUDEVCO RETAIL HOLDINGS, LLC

By:	/s/ W. Keith Maxwell III
Name: W. Keith Maxwell III
Title: Chief Executive Officer

NUDEVCO RETAIL, LLC

By:	/s/ W. Keith Maxwell III
Name: W. Keith Maxwell III
Title: Chief Executive Officer

Accepted as of the date hereof:

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Brian Cole
Name: Brian Cole
Title: Vice President

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Daniel J. Covatta
Name: Daniel J. Covatta
Title: Managing Director

For themselves and as Representatives of the

other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Number of Firm Shares to be Purchased
Robert W. Baird & Co. Incorporated	720,000
Stifel, Nicolaus & Company, Incorporated	720,000
Janney Montgomery Scott LLC	360,000
Wunderlich Securities, Inc	360,000
BB&T Capital Markets, a division of BB&T Securities, LLC	225,000
J.J.B. Hilliard, W.L. Lyons, LLC	225,000
Drexel Hamilton, LLC	105,000
Halliday Financial, LLC	105,000
USCA Securities LLC	105,000
SG Americas Securities, LLC	37,500
Natixis Securities Americas LLC	18,750
RB International Markets (USA) LLC	18,750

Total	3,000,000

I-1

SCHEDULE II

LOCK-UP PARTIES

1.	NuDevco Retail Holdings, LLC

2.	NuDevco Retail, LLC

3.	W. Keith Maxwell, III

4.	Nathan Kroeker

5.	Allison Wall

6.	Georganne Hodges

7.	Gil Melman

8.	James G. Jones II

9.	John Eads

10.	Ken Hardwick

II-1

SCHEDULE III

TESTING-THE-WATERS COMMUNICATIONS

None.

III-1

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus, dated July 25, 2014

IV-1

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

1.	The Company has been duly incorporated and is validly existing as a corporation, and is in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.	NuDevco Retail Holdings, LLC (“NuDevco Retail Holdings”) is validly existing as a limited liability company and in good standing under the laws of the State of Texas, with the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.	NuDevco Retail, LLC (“NuDevco Retail”) is validly existing as a limited liability company and in good standing under the laws of the State of Texas, with the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.	Spark HoldCo, LLC (“Spark HoldCo”) is validly existing as a limited liability company and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

5.	The Company directly owns such limited liability company interests of Spark HoldCo, LLC as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, LLC and are fully paid (to the extent required) and non-assessable (except as such non-assessability may be limited by sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Company owns such membership interests free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company as debtor is on file in the office of the Secretary of State of the State of Delaware as of [•], 2014 or (B) otherwise known to us, without independent investigation other than those created by or arising under the Delaware LLC Act.

6.	Each of SE and SEG (each, a “Subsidiary”) is validly existing as a limited liability company and in good standing under the laws of its jurisdiction of formation; each Subsidiary has the limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus;

7.	Spark HoldCo directly owns all of the limited liability company interests of SE and SEG; such membership interests have been duly authorized and validly issued in accourdance with the Limited Liability Company Agreement of SE and SEG, as applicable, and are fully paid (to the extent required) and non-assessable; and Spark HoldCo owns such membership interests free and clear of all Liens (other than Liens arising under or in connection with the Credit Agreement) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Spark HoldCo as debtor is on file in the office of the Secretary of State of the State of Texas as of [•], 2014 or (B) otherwise known to us, without independent investigation.

8.	The Shares to be issued and sold by the Company to the Underwriters under the Underwriting Agreement have been duly authorized in accordance with the Certificate of Incorporation and the Bylaws of the Company (collectively, the “Governing Documents”) and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Underwriting Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) or the Governing Documents, fully paid and non-assessable.

9.	Except as set forth in the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, Spark HoldCo or the Subsidiaries are outstanding.

10.

The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement, the offering, issuance and sale of the Shares pursuant to the terms of the Underwriting Agreement and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Pricing Prospectus and the Prospectus will not, (a) result in a breach or default (or an event that, with notice or lapse of time or both, would constitute such an event) under any agreement that is filed as an exhibit to the Registration Statement; (b) violate the provisions of the Governing Documents or the similar organizational documents of the Company’s subsidiaries; (c) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company pursuant to any agreement that is filed as an exhibit to the Registration Statement; (d) violate any federal or New York statute, rule or regulation applicable to the Company or the DGCL, the Delaware Revised Uniform Limited Partnership Act, or the Delaware Limited Liability Act; (e) resulted, results or will result in the contravention of any order or decree known to such counsel (based upon a certificate of the [Chief Executive Officer] of the Company) of any governmental authority by which the Company or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise; with respect to clauses (a) and (c) as would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Company and its subsidiaries to consummation the Reorganization Transactions or the transactions contemplated by the Underwriting Agreement in connection with the offering , issuance and sale of the Offered Securities by the Company (a “Material Adverse Effect”); it being understood that we express no opinion in clause (d) of this paragraph (10) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

11.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company, NuDevco Retail Holdings and NuDevco Retail.

12.	No consent, approval, authorization or order of, registration or qualification with any federal, New York court or governmental agency or any Delaware court or governmental agency acting pursuant to the DGCL or the Delaware LLC Act or any Texas court or governmental agency acting pursuant to the Texas Business Organizations Code is required to be obtained or made by the Company or its subsidiaries for the execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof and the issuance and sale of the Shares by the Company being delivered on the date hereof pursuant to the Underwriting Agreement, except (i) as have been obtained or made, (ii) for the registration of the offering and sale of the Shares under the Securities Act or (iii) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (iv) for such consents that, if not obtained, have not or would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

13.	The Registration Statement has been declared effective under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Pricing Prospectus and the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

14.	The statements set forth in the Pricing Prospectus under the headings “Description of Capital Stock,” “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders,” and “Shares Eligible for Future Sale,” to the extent that they constitute descriptions or summaries of the terms of the Class A Common Stock or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects.

15.	None of the Company or its subsidiaries is, and, after giving effect to the offering and sale of the Offered Securities pursuant to the terms of the Underwriting Agreement and application of the net proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be, required to register as an “investment company,” as such term is defined in the Investment Company Act.

16.	Each of the Registration Statement, at the time it was declared effective, the Pricing Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon or (b) the other financial data derived therefrom, in each case included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

17.	The Second Amended and Restated Limited Liability Company Agreement of Spark HoldCo, dated of even date herewith, constitutes a valid and legally binding agreement of each of the Company, NuDevco Retail Holdings, NuDevco Retail and Spark HoldCo enforceable against each of the Company, NuDevco Retail Holdings, NuDevco Retail and Spark HoldCo in accordance with its terms, provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed.

Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraph 13 above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a) the Registration Statement, at the time it was declared effective (including the information, if any, deemed pursuant to Rule 430A to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case, we do not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, or (ii) any other financial or accounting information, in each case included in or omitted from the Registration Statement, the Pricing Disclosure Package and the Prospectus.

EXHIBIT B

FORM OF LOCK-UP AGREEMENT

ROBERT W. BAIRD & CO., INCORPORATED

STIFEL NICOLAUS & COMPANY, INCORPORATED

    c/o Robert W. Baird & Co., Incorporated

    777 East Wisconsin Ave., Suite 2800

    Milwaukee, WI 53202

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Spark Energy, Inc., a Delaware corporation (the “Company”), NuDevco Retail Holdings, a Delaware limited liability company, NuDevco Retail, LLC, a Delaware limited liability Company and the several underwriters to be named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) (i) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, except with respect to any pledges of such equity made by NuDevco Retail Holdings or NuDevco Retail, LLC in connection with any future financing; provided that the pledgee must also agree to be bound by the terms of this Agreement or (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, with respect to clauses (i) and (ii) above the prior written consent of Robert W. Baird & Co. Incorporated (“Baird”), which consent may be withheld in Baird’s sole discretion.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to bona fide gifts by the undersigned, provided that (a) each resulting transferee of the Company’s securities executes and delivers to Baird an agreement satisfactory to Baird certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (b) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of Baird (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before October 15, 2014.

Very truly yours,

Printed Name:

Date:

EXHIBIT C

Form of Press Release

SPARK ENERGY, INC.

[Date]

Spark Energy, Inc. (the “Company”) announced today that Robert W. Baird & Co. Incorporated, the lead book-running managing underwriter in the Company’s recent public offering of              shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 20        , and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1